EXHIBIT 99.2
PROSPECTUS SUPPLEMENT                                REGISTRATION NO.  333-31226
(To Prospectus dated July 3, 2003)


                          [BROADBAND HOLDRS (SM) LOGO]

                        1,000,000,000 Depositary Receipts
                           Broadband HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated July 3, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Broadband HOLDRS (SM) Trust.

         The share amounts specified in the table on page 12 of the base prospectus shall be replaced with the following:

                                                                         Primary
                                                            Share        Trading
       Name of Company                       Ticker        Amounts       Market
---------------------------------------      ------        -------      --------
Agere Systems, Inc. Class A                  AGR.A         .312604       NYSE
Agere Systems, Inc. Class B                  AGR.B        7.672327       NYSE
Applied Micro Circuits Corporation            AMCC            2          NASDAQ
Broadcom Corporation                          BRCM            2          NASDAQ
Ciena Corporation                             CIEN            2          NASDAQ
Comverse Technology, Inc.                     CMVT            2          NASDAQ
Conexant Systems, Inc.                        CNXT            2          NASDAQ
Copper Mountain Networks, Inc.                CMTN           0.1         NASDAQ
Corning, Inc.                                 GLW             9           NYSE
JDS Uniphase Corporation                      JDSU          11.8         NASDAQ
Lucent Technologies, Inc.                      LU            29           NYSE
Mindspeed Technologies Inc.                   MND          0.6667         AMEX
Motorola, Inc.                                MOT            18           NYSE
Nortel Networks Corporation                    NT            28           NYSE
PMC-Sierra, Inc.                              PMCS            1          NASDAQ
Qualcomm Incorporated                         QCOM            8          NASDAQ
RF Micro Devices, Inc.                        RFMD            2          NASDAQ
Scientific-Atlanta, Inc.                      SFA             2           NYSE
Skyworks Solutions, Inc.                      SWKS          0.702        NASDAQ
Sycamore Networks, Inc.                       SCMR            3          NASDAQ
Tellabs, Inc.                                 TLAB            4          NASDAQ
Terayon Communications Systems, Inc.          TERN            2          NASDAQ


____________________

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is July 31, 2003.